Exhibit 32.2
                                  CERTIFICATION


In connection with the Quarterly Report of Paxar Corporation (the "Company") on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Larry M. Segall, Vice President and Controller (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







/s/ Larry M. Segall
--------------------------------
Vice President and Controller
(Principal Financial Officer)


November 5, 2004
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Date